EXHIBIT 32.1
SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS
OF CHIEF EXECUTIVE OFFICER
In connection with this quarterly report on Form 10-Q of Thor Industries, Inc. for the period ended April 30, 2010, I, Peter B. Orthwein, Chairman of the Board, President and Chief Executive Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	this Form 10-Q for the period ended April 30, 2010 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-Q for the period ended April 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

DATE: July 1, 2010	/s/ Peter B. Orthwein
Peter B. Orthwein
Chairman, President and Chief Executive Officer (principal executive officer)